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                        [LETTERHEAD OF O'MELVENY & MYERS LLP]

                                     February
                                     12th
                                     1998

Writer's Direct Dial Number                                   Our File Number
(213)669-6000                                                     003,863-999


Acacia Research Corporation
12 South Raymond Avenue
Pasadena, California 91105

               Re:  REGISTRATION STATEMENT ON FORM S-3
                    ----------------------------------

Ladies and Gentlemen:

               At your request, we have examined Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-45397) (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on February 13, 1998 in connection with the registration under the Securities Act of 1933, as amended, of 885,467 shares of your Common Stock, $0.01 par value (the "Shares").

               We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by you in connection with the authorization and proposed issuance and sale of the Shares.

               It is our opinion that, subject to said proceedings being duly taken and completed by you prior to the issuance and sale of the Shares, upon the issuance and sale thereof in the manner referred to in the Registration Statement, the Shares will be legally and validly issued, fully paid and nonassessable.

               We consent to the use of this opinion as an exhibit to the Registration Statement.

                                   Respectfully submitted,


                                   /s/ O'Melveny & Myers LLP
                                   -------------------------
                                     O'Melveny & Myers LLP